Exhibit 5.1

OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]

June 19, 2020

Emerald Holding, Inc.

31910 Del Obispo Street, Suite 200

San Juan Capistrano, California 92675

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Emerald Holding, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 filed on June 19, 2020, and as may be amended from time to time (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the distribution at no charge to holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”) non-transferable subscription rights (the “Rights”), entitling the holders thereof to purchase up to an aggregate of 24,388,014 shares of 7% Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) of the Company (the “Rights Offering”), with each Right entitling holders of Common Stock on the record date to be determined by the Board of Directors of the Company, to purchase one share of Series A Preferred Stock for each share of Common Stock. The Subscription Rights will be evidenced by subscription rights certificates (collectively, the “Subscription Rights Certificate”). The Registration Statement relates to the Rights, the Series A Preferred Stock and the shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock (the “Conversion Shares”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

We have examined, among other documents, the following:

(a)	the Registration Statement;

(b)	the form of Subscription Rights Certificate included as Exhibit 4.4 to the Registration Statement;

(c)

the form of Certificate of Designations for Series A Convertible Participating Preferred Stock (the “Certificate of Designations”) included as Exhibit 4.9 to the Registration Statement, which will be filed with the Secretary of State of the State of Delaware prior to the issuance of the Series A Preferred Stock;

(d)	a specimen certificate representing the Series A Preferred Stock, included as Exhibit 4.10 to the Registration Statement;

(e)	a specimen certificate representing the Common Stock, included as Exhibit 4.11 to the Registration Statement;

(f)	the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), included as Exhibit 4.1 to the Registration Statement;

(g)	Certificate of Amendment to the Certificate of Incorporation of Emerald Expositions Events, Inc., dated February 3, 2020, included as Exhibit 4.2 to the Registration Statement;

(h)	Second Amended and Restated Bylaws of the Company, effective as of February 14, 2020 (the “Bylaws”), included as Exhibit 4.3 to the Registration Statement; and

(i)	resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Rights, the Series A Preferred Stock and the Conversion Shares.

The documents referred to in items (b) through (e), inclusive, are referred to collectively herein as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) all of the parties to the Documents (other than the Company) are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) all of the parties to the Documents (other than the Company) have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder, and (c) consummate the transactions contemplated thereby, (iii) each of the Documents has been duly authorized, executed and delivered by all of the parties thereto (other than the Company), (iv) each of the Documents constitutes a valid and binding obligation of all the parties thereto (other than as expressly addressed in the opinion below as to the Company), enforceable against such parties in accordance with their respective terms, and (vi) all of the parties to the Documents will comply with all of their obligations under the Documents and all laws applicable thereto.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Rights have been duly authorized and, when issued, in the manner contemplated by the Registration Statement and the Subscription Rights Certificate, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

When the Certificate of Designations, in the form most recently filed as an exhibit to the Registration Statement, has been duly filed with the Secretary of State of the State of Delaware, the Series A Preferred Stock will have been duly authorized and, when issued and delivered against payment therefore upon due exercise of the Rights as contemplated by the Registration Statement and the Subscription Rights Certificate, will be validly issued, fully paid and nonassessable.

3.

The Conversion Shares have been duly authorized and reserved by all requisite corporate action on the part of the Company and, when issued upon conversion of the Series A Preferred Stock in accordance with the Certificate of Designations and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following qualifications: (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally, (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity, and (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the applicable provisions of the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP